Exhibit 1

News Release

Ashland files investor presentation highlighting transformation into pure-play specialty chemicals company
Board and management are executing on strategic plan to deliver value
Urges shareholders to vote "FOR" Ashland's highly qualified director nominees on the BLUE proxy card TODAY

COVINGTON, Kentucky, January 16, 2019 – Ashland Global Holdings Inc. (NYSE: ASH) today announced that it filed an investor presentation with the Securities and Exchange Commission in connection with its 2019 Annual Meeting of Stockholders, scheduled for February 8, 2019 ("2019 Annual Meeting").

Highlights of the presentation include:

●	Ashland's board and management team are executing a well-articulated plan and taking aggressive actions to position Ashland as a leading pure-play specialty chemicals company.
●	Ashland's strategy is working and yielding strong operating momentum and results.
●	Ashland is delivering shareholder returns well in excess of the company's proxy peers[1], S&P MidCap 400 and S&P MidCap 400 Chemicals[2].
●	Ashland has a strong board with mix of key skills and balance of experiences, and has taken significant steps to refresh its composition.
●	The Ashland board is a powerful advocate for investors and has a proven track record of delivering superior value.
●	Cruiser's nominees are not additive to Ashland's board and do not offer the extended expertise that Ashland board members have.

1 Proxy peers include Albemarle Corporation (ALB), Axalta Coating Systems (AXTA), Cabot Corporation (CBT), Celanese Corporation (CE), Eastman Chemical Company (EMN), FMC Corporation (FMC), H.B. Fuller Company (FUL), Huntsman Corporation (HUN), International Flavors & Fragrances (IFF), NewMarket Corporation (NEU), Olin Corporation (OLN), Platform Specialty Products Corporation (PAH), Polyone Corporation (POL), RPM International Inc. (RPM), W. R. Grace and Company (GRA), and Westlake Chemical Corporation (WLK). A. Schulman not included due to acquisition by LyondellBasell completed on August 21, 2018.
2 S&P MidCap 400 Chemicals index consists of 11 chemicals companies in the S&P MidCap 400 index: Ashland Global Holdings Inc., Cabot Corporation, The Chemours Company, Minerals Technologies Inc., NewMarket Corporation, Olin Corporation, PolyOne Corporation, RPM International Inc., Scotts Miracle-Gro Company, Sensient Technologies Corporation, Valvoline Inc.

Ashland's investor presentation, along with other materials regarding the board's recommendation for the 2019 Annual Meeting can be found at www.AshlandValue.com.

Ashland strongly recommends that its shareholders vote to support the Ashland directors at the upcoming 2019 Annual Meeting by voting the BLUE proxy card today FOR all 11 of Ashland's qualified and experienced director nominees: Brendan M. Cummins, William G. Dempsey, Jay V. Ihlenfeld, Susan L. Main, Jerome A. Peribere, Craig A. Rogerson, Mark C. Rohr, Janice J. Teal, Michael J. Ward, Kathleen Wilson-Thompson and William A. Wulfsohn.

YOUR VOTE IS EXTREMELY IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

If you have any questions or require any assistance with voting your shares, please contact Ashland's proxy solicitor:

Innisfree M&A Incorporated
Stockholders may call toll-free: 1 (877) 456-3402
Banks and Brokers may call collect: 1 (212) 750-5833

Remember, your board of directors does not endorse any of the Cruiser nominees and strongly urges you not to sign or return any White proxy card sent to you by Cruiser. If you have previously voted using a White proxy card sent to you by Cruiser, you can revoke that proxy by using the enclosed BLUE proxy card to vote by Internet, by telephone or by signing, dating and returning the BLUE proxy card today. Only your last-dated proxy will count!

About Ashland

Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. At Ashland, we are approximately 6,000 passionate, tenacious solvers - from renowned scientists and research chemists to talented engineers and plant operators - who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

C-ASH

FORWARD-LOOKING STATEMENTS
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as "anticipates," "believes," "expects," "estimates," "is likely," "predicts," "projects," "forecasts," "objectives," "may," "will," "should," "plans" and "intends" and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland's expectations and assumptions, as of the date such statements are made, regarding Ashland's future operating performance and financial condition, as well as the economy and other future events or circumstances. These statements include, but may not be limited to, Ashland's assessment on its progress towards executing its strategic plan and becoming a premier specialty chemicals company and its expectations regarding its ability to drive operating momentum and sales and earnings growth and deliver shareholder returns in excess of peers and benchmark indices.

Ashland's expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the program to eliminate certain existing corporate and Specialty Ingredients expenses (including the possibility that such cost eliminations may not occur or may take longer to implement than anticipated), the expected divestiture of its Composites segment and the Marl BDO facility, and related merchant I&S products (including, in each case, the possibility that a transaction may not occur or that, if a transaction does occur, Ashland may not realize the anticipated benefits from such transaction), the impact of acquisitions and/or divestitures Ashland has made or may make, including the acquisition of Pharmachem (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland's substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland's future cash flows, results of operations, financial condition and its ability to repay debt); Ashland's ability to generate sufficient cash to finance its stock repurchase plans; severe weather, natural disasters, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); and without limitation, risks and uncertainties affecting Ashland that are described in Ashland's most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland's website at http://investor.ashland.com or on the SEC's website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this communication whether as a result of new information, future events or otherwise.

IMPORTANT INFORMATION
On January 2, 2019, Ashland filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement on Schedule 14A (the "proxy statement") and blue proxy card in connection with its 2019 Annual Meeting, which is available free of charge at the SEC's website at www.sec.gov and Ashland's website at http://investor.ashland.com. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING ASHLAND'S PROXY STATEMENT AND ANY AMENDMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, FILED WITH OR FURNISHED TO THE SEC BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT ASHLAND.

CERTAIN INFORMATION REGARDING PARTICIPANTS
Ashland, its directors, director nominees and certain of its officers, including William A. Wulfsohn, Brendan Cummins, William G. Dempsey, Jay V. Ihlenfeld, Susan L. Main, Jerome A. Peribere, Barry W. Perry, Craig A. Rogerson, Mark C. Rohr, Janice J. Teal, Michael J. Ward, Kathleen Wilson-Thompson, J. Kevin Willis, Peter J. Ganz and Seth A. Mrozek, will be participants in the solicitation of proxies from stockholders in respect of the 2019 Annual Meeting of Stockholders. Information regarding the ownership of the Company's directors and executive officers in the company by security holdings or otherwise is included in Ashland's proxy statement for the 2019 Annual Meeting of Stockholders, which was filed with the SEC on January 2, 2019. To the extent holdings of Ashland securities have changed since the amounts printed in the proxy statement for the 2019 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Stockholders may obtain free copies of the proxy statement and other relevant documents that Ashland files with the SEC on Ashland's website at http://investor.ashland.com or from the SEC's website at www.sec.gov.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Joele Frank, Wilkinson Brimmer Katcher
+1 (859) 815-3527	Steve Frankel / Jill Kary
samrozek@ashland.com	(212) 355-4449